SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 19, 2007 (January 12, 2007)
Date of Report (Date of earliest event reported)
GOODRICH PETROLEUM CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-7940 (Commission File Number)	76-0466193 (IRS Employer Identification Number)
808 Travis Street, Suite 1320
Houston, Texas 77002
(Address of principal executive offices)
(713) 780-9494
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 12, 2007, Goodrich Petroleum Corporation (the “Company”) and Malloy Energy Company, L.L.C., a New York limited liability company (“Malloy,” and collectively with the Company, the “Sellers”) entered into a Purchase and Sale Agreement with Hilcorp Energy I, L.P., a Texas limited partnership (the “Buyer”), for the sale of substantially all of Sellers’ assets in South Louisiana. The Chairman of the Company’s Board of Directors, Mr. Patrick E. Malloy, III, is the President and controlling stockholder of Malloy.
     The total consideration paid by the Buyer for the Company’s share of the assets sold under the Purchase and Sale Agreement will be approximately $100 million, and the total consideration paid for Malloy’s share of the assets sold will be approximately $30 million. Each Seller’s total consideration will be reduced by an amount equal to its proportionate share of the greater of (i) $20 million or (ii) all revenues, net of costs, attributable to the purchased assets after July 1, 2006. In addition, if an aggregate net gas imbalance relative to the assets exists as of the closing date, the total consideration paid by Buyer shall be increased if the assets are underproduced or decreased if the assets are overproduced by the product of the amount of such gas imbalance and $5 per MMBtu.
     The closing date under the Purchase and Sale Agreement is scheduled for February 28, 2007. Closing is subject to satisfaction of customary closing conditions. Until February 26, 2007, Buyer has the opportunity to perform a due diligence review, and if Buyer discovers any material defect, condition, event, obligation, or liability prior to that date which makes the transaction contemplated by the Purchase and Sale Agreement unsatisfactory to Buyer, then Buyer may terminate the Purchase and Sale Agreement upon written notice to Sellers with no further liability under the Purchase and Sale Agreement.
     Either Buyer or Sellers may terminate the Purchase and Sale Agreement if closing has not occurred by March 7, 2007, provided that the terminating party is not in material breach of the Purchase and Sale Agreement at such time and further provided that such termination will not relieve any party from any liability for any breach that occurred prior to the termination.
     The Purchase and Sale Agreement is filed as Exhibit 10.1 to this report, and this description of the terms of the Purchase and Sale Agreement is qualified in its entirety by reference to such exhibit.
Item 9.01. Financial Statements and Other Exhibits
(c) Exhibits

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated January 12, 2007, among Goodrich Petroleum Corporation, Malloy Energy Company, LLC and Hilcorp Energy I, L.P.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION (Registrant)
/s/ David R. Looney
David R. Looney
Executive Vice President & Chief Financial Officer

     Dated: January 19, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated January 12, 2007, among Goodrich Petroleum Corporation, Malloy Energy Company, LLC and Hilcorp Energy I, L.P.